Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Health Revenue Assurance Associates

We have audited the accompanying balance sheets of Health Revenue Assurance Associates as of December 31, 2010 and 2009, and the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2010. Health Revenue Assurance Associates’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Revenue Assurance Associates as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Friedman LLP

Marlton, NJ

February 10, 2012

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
Assets
Cash	$54,792	$69,672
Accounts receivable	194,250	212,037
Other	7,318	-
Total Current Assets	256,360	281,709

Property and equipment	398,090	73,081
Accumulated depreciation	(61,572)	(45,296)
Property and Equipment, net	336,518	27,785

Finance costs, net	3,130	-

Total Assets	$596,008	$309,494

Liabilities and Stockholders' Equity
Accounts payable	$45,950	$54,441
Accrued expenses	23,747	2,668
Accrued payroll	18,537	13,310
Line of credit	93,500	35,000
Current maturities of long term debt	31,452	24,824
Total Current Liabilities	213,186	130,243
Long term debt, net of current portion	251,820	92,842
Total Liabilities	465,006	223,085
Commitments
Stockholders' Equity:
Common stock (no par value, 1,000 shares authorized,	-	-
800 shares issued and outstanding)
Additional paid-in capital	86,409	86,409
Retained earnings	44,593	-
Total Stockholders' Equity	131,002	86,409

Total Liabilities and Stockholders' Equity	$596,008	$309,494

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(for the years ended)
	December 31,	December 31,
	2010	2009

Net Revenues	$1,136,379	$1,119,184

Cost of Revenues	294,064	308,244
Gross Profit	842,315	810,940

Operating Expenses
Selling and Administrative Expenses	594,931	671,110
Research and development	73,655	66,271
Depreciation and Amortization	16,622	6,269
Total Operating Expenses	685,208	743,650

Other Expense
Interest Expense, net	14,802	19,645
Total Other Expenses	14,802	19,645

Net Income	$142,305	$47,645

Net Earnings Per Share attributle to common stockholders
basic and diluted	$178	$59
Weighted Average Number of Shares Outstanding
basic and diluted	800	800

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

			Additional
	Common Stock		Paid In	Retained	Total
	Shares*	Amount	Capital	Earnings	Equity

Balance, December 31, 2008	800	$-	$142,885	$(17,750)	$125,135

Net income for the year				47,645	47,645
Stockholders' distributions			(56,476)	(29,895)	(86,371)

Balance, December 31, 2009	800	$-	$86,409	(0)	$86,409

Net income for the year				142,305	142,305
Stockholders' distributions				(97,712)	(97,712)

Balance, December 31, 2010	800	$-	$86,409	$44,593	$131,002

* The Company has given retroactive treatment to a 1 for 8 stock split on August 15, 2011.

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(for the years ended)

	December 31,	December 31,
	2010	2009
Operating Activities:
Net income	$142,305	$47,645
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	16,622	6,269
Change in operating assets and liabilities:
Accounts receivable	17,787	98,227
Other assets	(7,317)	-
Accounts payable and accrued liabilities	17,814	(60,844)
Cash provided by operating activities	187,211	91,297

Investing Activities:
Purchases of property and equipment	(325,009)	(15,615)
Cash used in investing activities	(325,009)	(15,615)

Financing Activities:
Proceeds from borrowings from debt obligations	256,013	35,000
Repayments of debt obligations	(31,907)	(42,334)
Payments of finance costs	(3,477)	-
Payments of stockholders' distributions	(97,712)	(86,370)
Cash provided by (used in) financing activities	122,917	(93,704)

(Decrease) in cash and cash equivalents	(14,881)	(18,022)
Cash and cash equivalents at beginning of year	69,672	87,694
Cash and cash equivalents at end of year	$54,791	$69,672

Supplemental schedule of cash paid during the year for:
Interest	$14,825	$19,724
Supplemental schedule of investing and financing activities:
Conversion of Line of Credit to Term Loan	$-	$135,000

The accompanying notes are an integral part of these consolidated financial statements.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 –  NATURE OF BUSINESS

Health Revenue Assurance Associates, Inc. (the “Company”) is engaged in providing medical coding consulting services pertaining to hospitals and other health care related service providers throughout the United States. The services provided include general consulting, education, training, medical coding auditing, and actual medical coding input services.

Dream Reachers, LLC.  (“Dream Reachers”), a wholly owned subsidiary of the Company, that owns real estate.

APC Audit Pro, Inc, an entity under common control, is engaged in research and development.

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of Consolidation

The consolidated financial statements include the accounts of our one operating Subsidiary.  All significant inter-company transactions and balances are eliminated in consolidation.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, valuation of accounts receivable, and useful lives of property and equipment.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company’s cash balances are maintained at various banks that are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Revenue Recognition

The Company earns revenue from three types of service: audits, consulting and training. The Company recognizes revenue as performance occurs. Revenue is recognized when the following four basic criteria are met:  (i) a contract has been entered into with our customers; (ii) delivery has occurred or services have been rendered to our customers; (iii) the fee charged is fixed and determinable as noted in the contract; and (iv) collectability is reasonably assured, as fees for services are remitted in full upon the execution of the contract.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that no allowance is required at December 31, 2010 and 2009.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over estimated useful asset lives, which range from 5 to 39 years.

Repairs and maintenance are expensed, while additions and betterments are capitalized.  The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with U.S. generally accepted accounting principles. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. For certain of the Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amount approximates fair value because of the short maturities. The fair value of debt is not determinable due to the terms of the debt and the lack of a comparable market for such debt.  These tiers include:

Level 1 Inputs– Quoted prices for identical instruments in active markets.

Level 2 Inputs– Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs– Instruments with primarily unobservable value drivers.

Our financial instruments include cash, trade receivables, accounts payable, accrued expenses and debt. The carrying amounts of cash and trade receivables approximate fair value due to their short maturities.  The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Research and development

Research and software development costs are expensed as incurred.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate.  Recoverability of carrying values is assessed by estimating future net cash flows from the assets.  Based on management's evaluations, no impairment charge was deemed necessary at December 31, 2010 and 2009. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions.  Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company’s estimates of future cash flows.  Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The cost of advertising is expensed as incurred. Advertising and marketing expenses amounted to approximately $42,000 and $14,000 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

The Company has elected to be treated as a Subchapter S corporation for Federal income tax purposes.  Accordingly, the Company's income or losses are passed through to its shareholder. Federal income tax returns for years prior to 2007 are no longer subject to examination by tax authorities.

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than-not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

We evaluated our material tax positions and determined that we did not have any uncertain tax positions requiring recognition of a liability. Our policy is to recognize interest and penalties accrued on uncertain tax positions as part of income tax expense. For the years ended December 31, 2010 and 2009, no estimated interest or penalties were recognized for the uncertainty of certain tax positions.

Earnings Per Share

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260-10 requires the presentation of basic earnings per share and diluted earnings per share.

The Company’s basic earnings per ordinary share is based on net income for the relevant period, divided by the weighted average number of ordinary shares outstanding during the period.   Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.  There were no potential dilutive shares.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the FASB issued guidance for determining the primary beneficiary of a variable interest entity (“VIE”). In December 2009, the FASB issued ASU 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”). ASU 2009-17 provides amendments to ASC 810 to reflect the revised guidance. The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a VIE with an approach focused on identifying which reporting entity has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (i) the obligation to absorb losses of the entity or (ii) the right to receive benefits from the entity. The amendments in ASU 2009-17 also require additional disclosures about a reporting entity’s involvement with VIEs. ASU 2009-17 is effective for annual reporting periods beginning after November 15, 2009. We do not anticipate that the adoption of this guidance will have a material impact on our financial position and results of operations.

In January 2010, FASB issued ASU 2010-6, “Improving Disclosures about Fair Measurements". ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers into and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for annual reporting periods after beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning December 15, 2010. The adoption of ASU 2010-06 will not have a material impact on the Company’s results of operations or financial position.

In February 2010, FASB issued ASU 2010-9 “Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements”. ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is a Securities Exchange Commission (“SEC”) filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The adoption of ASU 2010-06 will not have a material impact on the Company’s results of operations or financial position.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3 -  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2010	2009
Building and improvements	$227,603	$-
Furniture	108,139	28,934
Equipment	62,348	44,147
	398,090	73,081
Less - Accumulated depreciation	61,572	45,296
Total	$336,518	$27,785

Depreciation expense for the years ended December 31, 2010 and 2009 was $16,000 and $6,000, respectively.

4 –  LINE OF CREDIT

The Company has a $150,000 revolving line of credit with a bank for its general working capital needs. The line of credit is secured by all business assets, collateral, and personal guarantees. The line of credit has an open ended maturity date, is automatically renewed unless cancelled, and incurs interest at the Bank’s prime rate plus 3% for 2010 and only the prime rate for 2009. The Bank’s prime rate of interest at December 31 2010 was 3.25%.

5 –  LONG TERM BORROWINGS

The Company has a term loan with a bank whose proceeds were used for general working capital needs (the “Term Loan”).  The Term Loan was established in March 2009 as a result of a conversion of a revolving line of credit.  The Term Loan is personally guaranteed by one of the Company’s stockholders and is collateralized by the assets of the Company.  Payments of principal and interest are approximately $2,700 per month. The loan matures in five years and incurs interest at the rate of 6.75% per annum. Balances due as of December 31, 2010 and 2009 were $93,000 and $118,000, respectively.

The Company’s Subsidiary has a mortgage related to certain real estate which houses the Company’s main offices in Plantation, Florida.   The loan originated July, 2010 in the amount of $192,500 and matures July 2020, when a balloon principal payment of approximately $129,000 becomes due.  The loan is collateralized by the real estate and is personally guaranteed by 2 of the stockholders of the Company. Interest is fixed at 6.625% for the first five years of the loan, and converts to an adjustable rate for the second five years at the Federal Funds Rate plus 3.25%, as established by the United State Federal Reserve.   The balance under this mortgage loan as of December 31, 2010 was approximately $190,000. Monthly payments for principal and interest are approximately $1,500 until July 2015, when the total monthly payment may vary due to the adjustable interest rate provision in the note.

HEALTH REVENUE ASSURANCE ASSOCIATES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5 –  LONG TERM BORROWINGS (Continued)

Future annual principal payments for the five years ending December 31 are as follows:

2011	$31,452
2012	33,640
2013	35,981
2014	14,475
2015	6,811
Thereafter	160,913
Total	$283,272

6 –  COMMITMENTS

The Company leases certain office equipment under non cancelable operating lease arrangements.  Monthly payments under the lease agreements are approximately $600 as of December 31, 2010.  Future minimum lease payments under these leases are as follows

Years Ending December 31:

2011	$7,050
2012	4,113
Total	$11,163

7 –  CONCENTRATIONS

Sales to two customers were approximately 12% and 14% of net sales for the years ended December 31, 2010 and 2009, respectively.

Two vendors represented more than 10% of the outstanding Accounts Payable balance at the end of each year.

Two customers represented over 20% of the Accounts Receivable in each year.

8 –  SUBSEQUENT EVENTS

We have entered into employment agreements with our officers and directors.

On July 15, 2011, HRAA entered into an employment agreement with our president and chief executive officer, Andrea Clark. The term of Ms. Clark’s employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On July 15, 2011, HRAA entered into an employment agreement with our chief operating officer, Robert Rubinowitz. The term of Mr. Rubinowitz’s employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

On August 15, 2011, HRAA entered into an employment agreement with our chief administrative officer, Keith Siddel. The term of Mr. Siddel employment agreement is three (3) years, and provides for compensation that includes a base salary of $175,000, incentive awards, as well as a benefit package, including (a) medical, dental, vision, disability and life insurance; (b) profit sharing, stock options and pension plans; (c) education or tuition assistance; (d) air, auto and all related travel expense reimbursement; (e) expense allowance; and (f) relocation, moving, home office expense reimbursement.

These employment agreements are effective as of October 1, 2011.

On August 15, 2011 HRAA effected an 8 for 1 Stock Split and issued an additional 700 shares to the current owners of the Company. Additionally, the Company hired Keith Siddel and granted him 200 shares of Common Stock for his future services. Accordingly the Company treated the issuance as Stock Compensation. The issuance of the stock has been given retroactive treatment in these financial statements.

On August 15, 2011, the Company entered into an employment agreement with a consultant. He was given a three-year employment agreement with a base salary equal to all members of the executive team. This individual negotiated a 20% ownership in the Company. Concurrently, the Company issued 900 additional shares, of which, 200 shares were to this individual bringing his ownership to 20%.

8 –  SUBSEQUENT EVENTS (Continued)

On August 23, 2011, the Company entered into a Letter of Intent agreement with a private equity group relating to a possible equity transaction. On September, 13, 2011, in connection with this contemplated transaction, the Company received a $150,000 bridge loan (the “Initial Bridge Loan”) from the private equity group.  The Initial Bridge Loan is secured by a promissory note for the amount of the loan, incurs interest at 12% per annum and matures on December 31, 2014.  On October 21, 2011, the Initial Bridge Loan was repaid.

On September 1, 2011, the Company entered into a commercial lease agreement for additional office space.  The lease term is one year with five successive one year renewal options. Lease payments during the first year are approximately $2,500 for one month and $4,400 for the remaining eleven months.  The lease payment amount for any future renewal terms is to be mutually agreed to by the Company and the lessor.

On October 21, 2011, the Company entered into a second Bridge Loan agreement (the “Bridge Loan”) in the amount of $250,000 with a third party lender. The primary purpose is to repay the Initial Bridge Loan and to pay for certain professional fees in connection with a reverse merger with a Public Company. The Bridge Loan incurs interest at the rate of 12% per annum which will be due only in the event the contemplated equity transaction does not materialize. Upon the closing of the transaction, all interest accrued but not paid shall be deemed cancelled and paid in full and the entire principal amount of the note shall be automatically converted into fully paid nonassesssable shares of common stock of the public entity.

On February 2, 2012 the Company enterd into three Convertible Pomissory notes totally $ 313,902. These loans mature on August 1, 2012 automatically converts into Securities if the Company affects a Qualified Financing.

On February 10, 2012 the Company enterd into a Merger agreement with Anvex International, Inc. (a Public Company) which was treated for accounting purposes as a reverse Merger with the Company Considered the accounting acquirer. Each Share of the Company's Common Stock was exchanged for the right to receive 1,271,111 shares of Anvex's Common Stock. The Pro forma earnings share is shown below in footnote 9.

9 - PROFORMA EARNINGS PER SHARE (UNAUDITED)

On February 10, 2012, each share of the Company's Common Stock was exchanged for 1,271,111 shares of Anvex Inernational, Inc.

Following is a pro forma earning per share calculative for the years ended December 31, 2010 and 2009

	December 31, 2010	December 31, 2009
Basic earnings per share;
Shares	1,016,889	1,016,889
EPS	$(0.14)	$0.05